Exhibit 99.1

Contact:	800 S. Douglas Road, 12th Floor
Chris Mecray, Vice President - Investor Relations	Coral Gables, Florida 33134
305-507-7304	Tel: 305-599-1800
chris.mecray@mastec.com	www.mastec.com
MasTec Reports Third Quarter 2025 Results and
Updates 2025 Financial Guidance
Third Quarter 2025 Highlights
•Revenue of $4.0 billion, a quarterly record, increased 22% year-over-year; double-digit growth contribution from all segments
•Record 18-month backlog as of September 30, 2025 of $16.8 billion increased 21% year-over-year and 2% versus the prior quarter, led by significant 124% year-over-year growth in Pipeline Infrastructure
•Diluted EPS of $2.04 and Adjusted Diluted EPS of $2.48, increased 69% and 48% year-over-year, respectively, and exceeded guidance expectations
•GAAP Net Income of $166.5 million and Adjusted EBITDA of $373.5 million, both quarterly records, increased by 58% and 20% year-over-year, respectively, and exceeded guidance expectations
•Diluted EPS guidance for FY 2025 of $4.80, a 133% year-over-year increase; Adjusted Diluted EPS guidance for FY 2025 of $6.40, a 62% year-over-year increase
Coral Gables, FL, October 30, 2025 — MasTec, Inc. (NYSE: MTZ) today announced third quarter 2025 financial results and updated full year 2025 financial guidance.
"We are pleased that third quarter financial performance posted strong double-digit year-over-year growth across both revenue and profit metrics while also exceeding guidance in all respects as MasTec continues to execute on notably strong customer demand across all end-markets we serve," said Jose Mas, MasTec's Chief Executive Officer. "Our reported 22% revenue growth, including double-digit increases from all operating segments, underscores the breadth and depth of the strong demand that MasTec is seeing across our energy, power and infrastructure markets. Despite limited emergency restoration services as compared to prior year within Power Delivery, we exceeded third quarter guidance for consolidated revenue and profit metrics while growing our 18-month backlog with solid new bookings." Mr. Mas added, "Our strong third quarter performance is due in large part to the efforts of our many MasTec operating teammates and their clear focus on delivering customer value every day on the job site. Thanks to all of you!"
"MasTec reported impressive revenue growth across all operating segments for the third quarter and we continue to target double-digit growth in both revenue and Adjusted EBITDA for the full year. For the full year 2025, our guidance assumes strong 14% growth in revenue and 13% growth in Adjusted EBITDA versus the prior year, and implied growth of 9% for revenue and nearly 20% growth in Adjusted EBITDA for the fourth quarter. This guidance is inclusive of anticipated permit-driven impacts on our Greenlink project within Power Delivery, thus underscoring MasTec’s overall robust growth performance, driven by ongoing strong operating execution and solid leverage realized on the broad-based market opportunities we have seen this year and expect to continue," said Paul DiMarco, MasTec's Chief Financial Officer. "In addition to strong operating execution, our strong balance sheet offers ample flexibility to pursue a disciplined, returns focused capital allocation strategy to enhance shareholder value.”

Third Quarter 2025 Results

Dollars in millions, except per share amounts	3Q'25	3Q'24	Change
Revenue	$3,967	$3,252	22.0%
GAAP net income	$166	$105	58.0%
Adjusted net income	$201	$143	40.8%
Adjusted EBITDA	$373	$311	20.3%
Adjusted EBITDA margin	9.4%	9.5%	-13 bps
GAAP diluted earnings per share	$2.04	$1.21	68.6%
Adjusted diluted earnings per share	$2.48	$1.68	47.6%
Cash provided by operating activities	$89	$278	(68.0)%
Free cash flow	$36	$252	(85.7)%
18-month backlog	$16,780	$13,858	21.1%
Revenue: Revenue increased by 22% in the period including double digit growth contribution from all segments.
GAAP Net Income/GAAP Diluted EPS: Improved GAAP Net Income and EPS driven by increased year-over-year project volumes, lower depreciation expense and lower interest expense and tax rate versus the prior year.
Adjusted EBITDA: The increase was primarily driven by improved efficiencies within the Clean Energy and Infrastructure and Communications segments, partially offset by unfavorable project mix primarily within the Pipeline Infrastructure segment.
Backlog: Strong 21% year-over-year growth driven by increases in all four segments, most notably by the Pipeline Infrastructure segment which increased 124%.
Third Quarter 2025 Segment Highlights
Communications

Dollars in millions, unless noted	3Q'25	3Q'24 (a)	Change
Revenue	$914.6	$688.0	32.9%
EBITDA	$103.0	$74.9	37.6%
EBITDA margin %	11.3%	10.9%	40 bps
(a)Recast to reflect first quarter of 2025 segment changes.
Revenue: The revenue increase was driven primarily by higher volume of both wireless and wireline project activity, partially offset by lower install-to-the-home project activity.
EBITDA: EBITDA margin increase of 40 basis points driven by improved efficiencies across both wireless and wireline businesses.
Clean Energy and Infrastructure

Dollars in millions, unless noted	3Q'25	3Q'24	Change
Revenue	$1,364.1	$1,138.4	19.8%
EBITDA	$115.4	$85.0	35.8%
EBITDA margin %	8.5%	7.5%	100 bps
Revenue: The revenue increase was driven by higher levels of project activity and mix, primarily within renewable projects.
EBITDA: EBITDA margin increased by 100 basis points due to a combination of project mix, improved productivity and efficiencies and the positive effects of certain industrial project close-outs.

Power Delivery

Dollars in millions, unless noted	3Q'25	3Q'24 (a)	Change
Revenue	$1,110.7	$950.6	16.8%
EBITDA	$104.3	$86.2	21.0%
EBITDA margin %	9.4%	9.1%	30 bps
(a)Recast to reflect first quarter of 2025 segment changes.
Revenue: The increase in revenue was driven primarily by higher levels of project activity.
EBITDA: EBITDA margin increased by 30 basis points primarily due to improved efficiencies, partially offset by a reduction in emergency restoration services.
Pipeline Infrastructure

Dollars in millions, unless noted	3Q'25	3Q'24	Change
Revenue	$597.8	$497.8	20.1%
EBITDA	$92.0	$103.1	(10.8)%
EBITDA margin %	15.4%	20.7%	(530) bps
Revenue: The increase in revenue was driven primarily by higher levels of midstream pipeline project activity.
EBITDA: EBITDA margin decreased primarily due to reduced efficiencies, as well as the effects of project mix.
2025 Financial Guidance Update

Dollars in millions, except per share amounts	Full Year 2025E
Revenue	$14,075
GAAP net income	$399
Adjusted net income	$524
Adjusted EBITDA	$1,135
Adjusted EBITDA margin	8.1%
GAAP diluted earnings per share	$4.80
Adjusted diluted earnings per share	$6.40
Conference Call
MasTec will host a webcast of its quarterly earnings call to discuss these results on Friday, October 31, 2025 at 9:00 a.m. ET, which can be accessed through the Investors section of MasTec's website at www.mastec.com. A replay of the webcast also will be available following the live event. The slide presentation that accompanies the conference call will also be posted on the MasTec Investors page.
About MasTec
MasTec, Inc. is a leading North American infrastructure engineering and construction company focused primarily on engineering, building, installation, maintenance and upgrade of communications, energy and utility and other infrastructure. MasTec primarily operates under four business segments including Communications, serving both wireless and wireline/fiber infrastructure; Power Delivery, serving primarily utility customers in transmission and distribution markets; Pipeline Infrastructure serving energy and other customers with installation and maintenance services primarily for natural gas pipeline and distribution infrastructure; and Clean Energy and Infrastructure, providing renewable energy engineering and construction services, as well as for heavy civil and other industrial infrastructure markets. Learn more at www.mastec.com.

Consolidated Statements of Operations
(unaudited - in thousands, except per share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$3,966,948	$3,252,427	$10,359,371	$8,900,362
Costs of revenue, excluding depreciation and amortization	3,429,199	2,789,274	9,074,981	7,709,393
Depreciation	71,837	80,193	217,996	289,769
Amortization of intangible assets	32,719	34,368	98,042	101,669
General and administrative expenses	181,049	168,874	523,873	501,491
Interest expense, net	45,444	47,048	128,337	149,678
Equity in earnings of unconsolidated affiliates, net	(6,555)	(7,042)	(23,911)	(22,153)
Loss on extinguishment of debt	—	—	—	11,344
Other expense (income), net	1,633	2,754	(1,306)	4,639
Income before income taxes	$211,622	$136,958	$341,359	$154,532
Provision for income taxes	(45,125)	(31,548)	(72,401)	(39,813)
Net income	$166,497	$105,410	$268,958	$114,719
Net income attributable to non-controlling interests	5,837	10,170	12,629	26,671
Net income attributable to MasTec, Inc.	$160,660	$95,240	$256,329	$88,048

Earnings per share:
Basic earnings per share	$2.07	$1.22	$3.29	$1.13
Basic weighted average common shares outstanding	77,702	78,044	77,857	78,004

Diluted earnings per share	$2.04	$1.21	$3.26	$1.12
Diluted weighted average common shares outstanding	78,648	78,913	78,672	78,801

Consolidated Balance Sheets
(unaudited - in thousands)

	September 30, 2025	December 31, 2024
Assets
Current assets	$4,307,006	$3,652,530
Property and equipment, net	1,687,294	1,548,916
Operating lease right-of-use assets	401,145	396,151
Goodwill, net	2,214,232	2,203,077
Other intangible assets, net	632,490	727,366
Other long-term assets	451,283	447,235
Total assets	$9,693,450	$8,975,275
Liabilities and equity
Current liabilities	$3,236,417	$2,999,699
Long-term debt, including finance leases	2,199,486	2,038,017
Long-term operating lease liabilities	255,168	261,303
Deferred income taxes	449,121	362,772
Other long-term liabilities	373,925	326,141
Total liabilities	$6,514,117	$5,987,932
Total equity	$3,179,333	$2,987,343
Total liabilities and equity	$9,693,450	$8,975,275
Consolidated Statements of Cash Flows
(unaudited - in thousands)

	Nine Months Ended September 30,
	2025	2024
Net cash provided by operating activities	$172,976	$649,926
Net cash used in investing activities	(155,327)	(80,798)
Net cash used in financing activities	(187,041)	(916,513)
Effect of currency translation on cash	907	(951)
Net decrease in cash and cash equivalents	$(168,485)	$(348,336)
Cash and cash equivalents - beginning of period	$399,903	$529,561
Cash and cash equivalents - end of period	$231,418	$181,225

Backlog by Reportable Segment (unaudited - in millions)	September 30, 2025	June 30, 2025	September 30, 2024 (a)
Communications	$5,055	$5,008	$4,416
Clean Energy and Infrastructure	5,026	4,922	4,141
Power Delivery	5,128	5,062	4,599
Pipeline Infrastructure	1,571	1,460	702
Other	—	—	—
Estimated 18-month backlog	$16,780	$16,452	$13,858
(a)Recast to reflect first quarter of 2025 segment changes.
Backlog is a common measurement used in our industry. Our methodology for determining backlog may not, however, be comparable to the methodologies used by others. Estimated backlog represents the amount of revenue we expect to realize over the next 18 months from future work on uncompleted construction contracts, including new contracts under which work has not begun, as well as revenue from change orders and renewal options. Our estimated backlog also includes amounts under master service and other service agreements and our proportionate share of estimated revenue from proportionately consolidated non-controlled contractual joint ventures. Estimated backlog for work under master service and other service agreements is determined based on historical trends, anticipated seasonal impacts, experience from similar projects and estimates of customer demand based on communications with our customers.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures
(unaudited - in millions, except for percentages and per share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
Segment Information	2025	2024 (a)	2025	2024 (a)
Revenue by Reportable Segment
Communications	$914.6	$688.0	$2,432.3	$1,784.8
Clean Energy and Infrastructure	1,364.1	1,138.4	3,411.3	2,834.2
Power Delivery	1,110.7	950.6	3,056.0	2,616.9
Pipeline Infrastructure	597.8	497.8	1,493.9	1,704.0
Other	—	—	—	—
Eliminations	(20.3)	(22.4)	(34.1)	(39.5)
Consolidated revenue	$3,966.9	$3,252.4	$10,359.4	$8,900.4
(a)Recast to reflect first quarter of 2025 segment changes.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2025		2024 (a)		2025		2024 (a)
Adjusted EBITDA and EBITDA Margin by Segment
EBITDA	$361.6	9.1%	$298.6	9.2%	$785.7	7.6%	$695.6	7.8%
Non-cash stock-based compensation expense (b)	9.3	0.2%	7.3	0.2%	25.6	0.2%	24.0	0.3%
Loss on extinguishment of debt (b)	—	—%	—	—%	—	—%	11.3	0.1%
Changes in fair value of acquisition-related contingent items (b)	2.5	0.1%	4.6	0.1%	0.6	0.0%	3.6	0.0%
Adjusted EBITDA	$373.5	9.4%	$310.5	9.5%	$811.9	7.8%	$734.7	8.3%
Segment:
Communications	$103.0	11.3%	$74.9	10.9%	$232.4	9.6%	$153.7	8.6%
Clean Energy and Infrastructure	115.4	8.5%	85.0	7.5%	255.8	7.5%	152.8	5.4%
Power Delivery	104.3	9.4%	86.2	9.1%	246.9	8.1%	216.8	8.3%
Pipeline Infrastructure	92.0	15.4%	103.1	20.7%	198.6	13.3%	330.9	19.4%
Other	7.1	NM	7.4	NM	22.3	NM	17.2	NM
Segment Total	$421.8	10.6%	$356.6	11.0%	$956.1	9.2%	$871.4	9.8%
Corporate	(48.4)	—	(46.1)	—	(144.2)	—	(136.8)	—
Adjusted EBITDA	$373.5	9.4%	$310.5	9.5%	$811.9	7.8%	$734.7	8.3%
NM - Percentage is not meaningful
(a)Recast to reflect first quarter of 2025 segment changes.
(b)Non-cash stock-based compensation expense, loss on extinguishment of debt and changes in fair value of acquisition-related contingent items are included within Corporate EBITDA.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures
(unaudited - in millions, except for percentages and per share information)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2025		2024		2025		2024
EBITDA and Adjusted EBITDA Reconciliation
Net income	$166.5	4.2%	$105.4	3.2%	$269.0	2.6%	$114.7	1.3%
Interest expense, net	45.4	1.1%	47.0	1.4%	128.3	1.2%	149.7	1.7%
Provision for income taxes	45.1	1.1%	31.5	1.0%	72.4	0.7%	39.8	0.4%
Depreciation	71.8	1.8%	80.2	2.5%	218.0	2.1%	289.8	3.3%
Amortization of intangible assets	32.7	0.8%	34.4	1.1%	98.0	0.9%	101.7	1.1%
EBITDA	$361.6	9.1%	$298.6	9.2%	$785.7	7.6%	$695.6	7.8%
Non-cash stock-based compensation expense	9.3	0.2%	7.3	0.2%	25.6	0.2%	24.0	0.3%
Loss on extinguishment of debt	—	—%	—	—%	—	—%	11.3	0.1%
Changes in fair value of acquisition-related contingent items	2.5	0.1%	4.6	0.1%	0.6	0.0%	3.6	0.0%
Adjusted EBITDA	$373.5	9.4%	$310.5	9.5%	$811.9	7.8%	$734.7	8.3%

	Three Months Ended September 30,		Nine Months Ended September 30,
Adjusted Net Income Reconciliation	2025	2024	2025	2024
Net income	$166.5	$105.4	$269.0	$114.7
Adjustments:
Non-cash stock-based compensation expense	9.3	7.3	25.6	24.0
Amortization of intangible assets	32.7	34.4	98.0	101.7
Loss on extinguishment of debt	—	—	—	11.3
Changes in fair value of acquisition-related contingent items	2.5	4.6	0.6	3.6
Total adjustments, pre-tax	$44.6	$46.3	$124.2	$140.7
Income tax effect of adjustments (a)	(10.2)	(9.1)	(28.4)	(31.1)
Adjusted net income	$200.9	$142.7	$364.8	$224.3
Net income attributable to non-controlling interests	5.8	10.2	12.6	26.7
Adjusted net income attributable to MasTec, Inc.	$195.1	$132.5	$352.1	$197.7

	Three Months Ended September 30,		Nine Months Ended September 30,
Adjusted Diluted Earnings per Share Reconciliation	2025	2024	2025	2024
Diluted earnings per share	$2.04	$1.21	$3.26	$1.12
Adjustments:
Non-cash stock-based compensation expense	0.12	0.09	0.33	0.31
Amortization of intangible assets	0.42	0.44	1.25	1.29
Loss on extinguishment of debt	—	—	—	0.14
Changes in fair value of acquisition-related contingent items	0.03	0.06	0.01	0.05
Total adjustments, pre-tax	$0.57	$0.59	$1.58	$1.79
Income tax effect of adjustments (a)	(0.13)	(0.11)	(0.36)	(0.39)
Adjusted diluted earnings per share	$2.48	$1.68	$4.48	$2.51
(a)Represents the tax effects of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense, including from share-based payment awards. Tax effects are determined based on the tax treatment of the related item, the incremental statutory tax rate of the jurisdictions pertaining to the adjustment, and their effects on pre-tax income.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures
(unaudited - in millions, except for percentages and per share information)

Calculation of Net Debt	September 30, 2025	December 31, 2024
Current portion of long-term debt, including finance leases	$157.4	$186.1
Long-term debt, including finance leases	2,199.5	2,038.0
Total debt	$2,356.9	$2,224.1
Less: cash and cash equivalents	(231.4)	(399.9)
Net debt	$2,125.5	$1,824.2

	Nine Months Ended September 30,
Free Cash Flow Reconciliation	2025	2024
Net cash provided by operating activities	$173.0	$649.9
Capital expenditures	(179.8)	(100.5)
Proceeds from sales of property and equipment	42.3	49.0
Free cash flow	$35.6	$598.4

EBITDA and Adjusted EBITDA Reconciliation	Guidance for the Year Ended December 31, 2025 Est.		For the Year Ended December 31, 2024		For the Year Ended December 31, 2023
Net income (loss)	$399	2.8%	$199.4	1.6%	$(47.3)	(0.4)%
Interest expense, net	170	1.2%	193.3	1.6%	234.4	2.0%
Provision for (benefit from) income taxes	103	0.7%	51.5	0.4%	(35.4)	(0.3)%
Depreciation	297	2.1%	366.8	3.0%	433.9	3.6%
Amortization of intangible assets	131	0.9%	139.9	1.1%	169.2	1.4%
EBITDA	$1,100	7.8%	$950.8	7.7%	$754.9	6.3%
Non-cash stock-based compensation expense	34	0.2%	32.7	0.3%	33.3	0.3%
Loss on extinguishment of debt	—	—%	11.3	0.1%	—	—%
Changes in fair value of acquisition-related contingent items	1	0.0%	10.7	0.1%	(13.9)	(0.1)%
Acquisition and integration costs	—	—%	—	—%	71.9	0.6%
Losses on fair value of investment	—	—%	—	—%	0.2	0.0%
Adjusted EBITDA	$1,135	8.1%	$1,005.6	8.2%	$846.4	7.1%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures
(unaudited - in millions, except for percentages and per share information)

Adjusted Net Income Reconciliation	Guidance for the Year Ended December 31, 2025 Est.	For the Year Ended December 31, 2024	For the Year Ended December 31, 2023
Net income (loss)	$399	$199.4	$(47.3)
Adjustments:
Non-cash stock-based compensation expense	34	32.7	33.3
Amortization of intangible assets	131	139.9	169.2
Loss on extinguishment of debt	—	11.3	—
Changes in fair value of acquisition-related contingent items	1	10.7	(13.9)
Acquisition and integration costs	—	—	71.9
Losses on fair value of investment	—	—	0.2
Total adjustments, pre-tax	$166	$194.6	$260.8
Income tax effect of adjustments (a)	(40)	(44.8)	(74.0)
Statutory and other tax rate effects (b)	—	(0.9)	4.6
Adjusted net income	$524	$348.3	$144.1
Net income attributable to non-controlling interests	21	36.6	2.7
Adjusted net income attributable to MasTec, Inc.	$503	$311.7	$141.4

Adjusted Diluted Earnings per Share Reconciliation	Guidance for the Year Ended December 31, 2025 Est.	For the Year Ended December 31, 2024	For the Year Ended December 31, 2023
Diluted earnings (loss) per share	$4.80	$2.06	$(0.64)
Adjustments:
Non-cash stock-based compensation expense	0.44	0.41	0.43
Amortization of intangible assets	1.67	1.77	2.16
Loss on extinguishment of debt	—	0.14	—
Changes in fair value of acquisition-related contingent items	0.01	0.14	(0.18)
Acquisition and integration costs	—	—	0.92
Losses on fair value of investment	—	—	0.00
Total adjustments, pre-tax	$2.12	$2.47	$3.33
Income tax effect of adjustments (a)	(0.51)	(0.57)	(0.94)
Statutory and other tax rate effects (b)	—	(0.01)	0.06
Adjusted diluted earnings per share	$6.40	$3.95	$1.81
(a)Represents the tax effects of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense, including from share-based payment awards. Tax effects are determined based on the tax treatment of the related item, the incremental statutory tax rate of the jurisdictions pertaining to the adjustment, and their effects on pre-tax income (loss).
(b)Represents the effects of statutory and other tax rate changes for the years ended December 31, 2024 and 2023.

The tables may contain slight summation differences due to rounding.
MasTec uses EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin, as well as Adjusted Net Income (Loss), Adjusted Diluted Earnings (Loss) Per Share, Net Debt and Free Cash Flow, to evaluate our performance, both internally and as compared with its peers, because these measures exclude certain items that may not be indicative of its core operating results, as well as items that can vary widely across different industries or among companies within the same industry. MasTec believes that these measures provide a baseline for analyzing trends in its underlying business. MasTec believes that these non-U.S. GAAP financial measures provide meaningful information and help investors understand its financial results and assess its prospects for future performance. Because non-U.S. GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-U.S. GAAP financial measures having the same or similar names. These financial measures should not be considered in isolation from, as substitutes for, or alternative measures of, reported net income or diluted earnings per share, net income as a percentage of revenue or total debt or net cash provided by operating activities, and should be viewed in conjunction with the most comparable U.S. GAAP financial measures and the provided reconciliations thereto. MasTec believes these non-U.S. GAAP financial measures, when viewed together with its U.S. GAAP results and related reconciliations, provide a more complete understanding of its business. Investors are strongly encouraged to review MasTec's consolidated financial statements and publicly filed reports in their entirety and not rely on any single financial measure.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements include, but are not limited to, statements relating to expectations regarding the future financial and operational performance of MasTec; expectations regarding MasTec's business or financial outlook; expectations regarding MasTec's plans, strategies and opportunities; expectations regarding opportunities, technological developments, competitive positioning, future economic conditions and other trends in particular markets or industries; the impact of inflation on MasTec's costs and the ability to recover increased costs, as well as other statements reflecting expectations, intentions, assumptions or beliefs about future events and other statements that do not relate strictly to historical or current facts. These statements are based on currently available operating, financial, economic and other information, and are subject to a number of significant risks and uncertainties. A variety of factors in addition to those mentioned above, many of which are beyond our control, could cause actual future results to differ materially from those projected in the forward-looking statements. Other factors that might cause such a difference include, but are not limited to: our ability to manage projects effectively and in accordance with our estimates, as well as our ability to accurately estimate the costs associated with our fixed price and other contracts, including any material changes in estimates for completion of projects and estimates of the recoverability of change orders; market conditions, including rising or elevated levels of inflation or interest rates, regulatory or policy changes, including permitting processes, tax incentives and government funding programs that affect us or our customers' industries, access to capital, material and labor costs, supply chain issues and technological developments, all of which may affect demand for our service; changes to governmental programs and spending policies, including potential changes to the amounts provided for under the Infrastructure Investment and Jobs Act and/or Inflation Reduction Act, including the potential for reduced support for renewable energy projects, changes in U.S or foreign tax laws, statutes, rules, regulations or ordinances, including the impact of, and changes to, tariffs, including the effects of tariffs imposed on oil and gas imported from Canada, tariffs imposed on goods imported from China, including steel and solar panels, and tariffs on all steel and aluminum imports into the United States, or trade policies affecting macroeconomic conditions, including inflation, as well as the industries we serve and related projects and expenditures that may adversely impact our future financial position or results of operations; risks related to governmental regulation, including uncertainties from the change in the U.S. federal administration; project delays due to permitting processes, compliance with environmental and other regulatory requirements and challenges to the granting of project permits, which could cause increased costs and delayed or reduced revenue; the effect on demand for our services of changes in the amount of capital expenditures by our customers due to, among other things, economic conditions, including potential economic downturns, inflationary issues, tariff effects, the availability and cost of financing, supply chain disruptions, climate-related matters, customer consolidation in the industries we serve and/or the effects of public health matters; activity in the industries we serve and the impact on the expenditure levels of our customers of, among other items, fluctuations in commodity prices, including for fuel and energy sources, fluctuations in the cost of materials, labor, supplies or equipment, and/or supply-related issues that affect availability or cause delays for such items; the outcome of our plans for future operations, growth and services, including business development efforts, backlog, acquisitions and dispositions; risks related to completed or potential acquisitions, including our ability to integrate acquired businesses within expected timeframes, including their business operations, internal controls and/or systems, which may be found to have material weaknesses, and our ability to achieve the revenue, cost savings and earnings levels from such acquisitions at or above the levels projected, as well as the risk of potential asset impairment charges and write-downs of goodwill; our ability to attract and retain qualified personnel, key management and skilled employees, including from acquired businesses, our ability to enforce any noncompetition agreements, and our ability to maintain a workforce based upon current and anticipated workloads; any material changes in estimates for legal costs or case settlements or adverse determinations on any claim, lawsuit or proceeding; the adequacy of our insurance, legal and other reserves; adverse climate and weather events, such as the risk of wildfires, that increase operational and legal risks in certain locations where we perform services, could increase the potential liability and related costs associated with such operations; the highly competitive nature of our industry and the ability of our customers, including our largest customers, to terminate or reduce the amount of work, or in some cases, the prices paid for services, on short or no notice under our contracts, and/or customer disputes related to our performance of services and the resolution of unapproved change orders; the effect of state and federal regulatory initiatives, including risks related to and the costs of compliance with existing and potential future environmental, social and governance requirements, including with respect to climate-related matters; the timing and extent of fluctuations in operational, geographic and weather factors, including from climate-related events, that affect our customers, projects and the industries in which we operate; requirements of and restrictions imposed by our credit facility, term loans, senior notes and any future loans or securities; systems and information technology interruptions and/or data security breaches that could adversely affect our ability to operate, our operating results, our data security or our reputation, or other cybersecurity-related matters; our dependence on a limited number of customers and our ability to replace non-recurring projects with new projects; risks associated with potential environmental issues and other hazards from our operations; disputes with, or failures of, our subcontractors to deliver agreed-upon supplies or services in a timely fashion, and the risk of being required to pay our subcontractors even if our customers do not pay us; risks related to our strategic arrangements, including our equity investments; risks associated with volatility of our stock price or any dilution or stock price volatility that shareholders may experience, including as a result of shares we may issue as purchase consideration in connection with acquisitions, or as a result of other stock issuances; our ability to obtain performance and surety bonds; risks associated with operating in or expanding into additional international markets, including risks from increased tariffs, fluctuations in foreign currencies, foreign labor and general business conditions and risks from failure to comply with laws applicable to our foreign activities and/or governmental policy uncertainty; risks related to our operations that employ a unionized workforce, including labor availability, productivity and relations, as well as risks associated with multiemployer union pension plans, including underfunding and withdrawal liabilities; risks associated with our internal controls over financial reporting; risks related to a small number of our existing shareholders having the ability to influence major corporate decisions, as well as other risks detailed in our filings with the Securities and Exchange Commission. We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in, or imply by, any of our forward-looking statements. These and other risks are detailed in our filings with the Securities and Exchange Commission. We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this press release to reflect future events or circumstances, except as required by applicable law. We qualify any and all of our forward-looking statements by these cautionary factors.